Exhibit 3.59.3

OPERATING AGREEMENT

OF

VTRP MERGER SUB, LLC

This Operating Agreement (the “Agreement”) of VTRP Merger Sub, LLC is entered into as of April 12, 2005, by Ventas, Inc., a Delaware corporation, as the sole member (the “Member”).

The Member hereby forms a limited liability company pursuant to and in accordance with the Limited Liability Company Act of the State of Delaware, as amended from time to time (the “Act”), and hereby agrees as follows:

1.             Name.  The name of the limited liability company formed hereby is VTRP Merger Sub, LLC (the “Company”).

2.             Purpose.  The Company is formed for the object and purpose of conducting any or all lawful business for which limited liability companies may be organized under Delaware law.

3.             Registered Office.  The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801.

4.             Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801.

5.             Member.  The business address of the Member is 10350 Ormsby Park Place, Suite 300, Louisville, KY 40223.

6.             Management and Powers.

(a)           Board of Managers.  The business and affairs of the Company shall be managed by or under the direction of a Board of Managers (the “Board”) of one or more managers designated by the Member (each, a “Manager” and collectively, “Managers”).  The Member may determine at any time in its sole and absolute discretion the number of managers to constitute the Board.  The authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Managers.  The initial number of Managers shall be three.  Each Manager elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Manager’s earlier death, resignation, expulsion or removal.  The initial Managers designated by the Member are Richard A. Schweinhart, Brian K. Wood and T. Richard Riney.

(b)           Powers.  The Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.  The Board has the authority to bind the Company.   A manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

(c)           Meeting of the Board of Managers.  The Board may hold meetings, both regular and special, within or outside the State of Delaware..  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by any officer on not less than one day’s notice to each Manager by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by any officer in like manner and with like notice upon the written request of any one or more of the Managers.

(d)           Quorum:  Acts of the Board.  At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

(e)           Electronic Communications.  Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting.  If all of the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f)            Committees of Managers.

(i)            The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managers of the Company.  The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)           In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii)          Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g)           Compensation of Managers., Expenses, The Board shall have the authority to fix the compensation of Managers.  The Managers may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Manager.  No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h)           Removal of Managers.  Unless otherwise restricted by law, any Manager or the entire Board of Managers may be removed or expelled, with or without cause, at any time by the Member, and any vacancy caused by any such removal or expulsion may be filled by action of the Member.

(i)            Managers as Agents.  To the extent of their powers set forth in this Agreement, the Managers are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company.

7.             Officers.

(a)           Officers.  The initial officers of the Company shall be designated by the Member.  The additional or successor officers of the Company shall be chosen by the Board and may consist of a President, a Secretary and a Treasurer.  The Board may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person.  The Board may appoint such other officers and agents as it may deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The salaries of all officers and agents of the Company shall be fixed by or in the manner prescribed by the Board.  The officers of the Company shall hold office until their successors are chosen and qualified.  Any officer can be removed at any time, with or without cause, by the affirmative vote of a majority of the Board.  Any vacancy occurring in any office of the Company shall be filled by the Board.  The initial officers of the Company designated by the Member are as follows:

Name	Office

Debra A. Cafaro	President and Chief Executive Officer

Richard A. Schweinhart	Senior Vice President and Chief Financial Officer

T. Richard Riney	Executive Vice President, General Counsel and Corporate Secretary

K. Travis George	Vice President and Principal Accounting Officer

Brian K. Wood	Vice President, Treasurer and Assistant Secretary

(b)           President.  The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.  The President or any other officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except:  (i) where required or permitted by law or this Agreement to be otherwise signed and executed; (ii) where signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company, and (iii) as otherwise permitted in Section 7(c).

(c)           Vice President.  In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d)           Secretary and Assistant Secretary.  The Secretary shall be responsible for filing legal documents and maintaining records for the Company.  The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e)           Treasurer and Assistant Treasurer.  The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(f)            Officers as Agents:  The officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, the actions of the officers taken in accordance with such powers shall bind the Company.

8.             Duties of Board and Officers.  Except to the extent otherwise provided herein, each Manager and officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

9.             Liability of Member, Officers and Agents.  Except as otherwise provided under the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company.  Neither the Member or any officer, director, trustee, manager, partner, employee or agent of the Member, nor any officer, Manager, employee or agent of the Company shall be liable for the debts, obligations or liabilities of the Company (except in the case of the Member, to the extent of its capital contributions).  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Act or this Agreement shall not be grounds for imposing personal liability on the Member, any officer, director, trustee, manager, partner, employee or agent of the Member, or any officer, Manager, employee or agent of the Company, for any liabilities of the Company.

10.           Indemnification.  The Company shall indemnify and hold harmless the Member, any officer, director, trustee, manager, partner, employee or agent of the Member, and any officer, Manager, employee or agent of the Company (each, an “Indemnitee”) to the fullest extent permitted by the Act from and against any losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature

(including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all actions, suits or proceedings, whether civil, criminal, administrative or investigative (“Proceeding”), including, without limitation, any appeal to any such Proceeding and any inquiry or investigation that could lead to such Proceeding, arising out of or incidental to the business or activities of or relating to the Company and in which any such Indemnitee may be, or may have been, involved, or threatened to be involved, as a party or otherwise, by reason of the fact that he, she or it (i) is or was the Member, any officer, director, trustee, manager, partner, employee or agent of the Member, or any officer, Manager, employee or agent of the Company, or (ii) is or was serving at the request of the Company as a manager, officer, director, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted under the Act, as the same exists or may hereafter be amended, regardless of whether the Indemnitee continues to be the Member, an officer, director, trustee, manager, partner, employee or agent of the Member, or an officer, Manager, employee or agent of the Company, at the time any such liability or expense is paid or incurred; provided, however, that this provision shall not eliminate or limit the liability of an Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the Company or the Member or (ii) for acts or omissions which involve intentional misconduct, gross negligence or a knowing violation of law.  Any right of an Indemnitee under this Section 10 shall be a contract right and as such shall run to the benefit of such Indemnitee.  Any repeal or amendment of this Section 10 shall be prospective only and shall not limit the rights of any such Indemnitee or the obligations of the Company with respect to any claim arising from or related to the status or the services of such Indemnitee in any of the foregoing capacities prior to any such repeal or amendment to this Section 10.  Such right shall include the right to be paid by the Company expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Act, as the same exists or may hereafter be amended.  If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.  It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Act, but the burden of proving such defense shall be on the Company.  Neither the failure of the Company to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the Indemnitee is permissible in the circumstances nor an actual determination by the Company that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.  In the event of the death of any Indemnitee, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.  The rights conferred above shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any statute, resolution, agreement or otherwise.  The Company may purchase and maintain insurance on behalf of any Indemnitee to the full extent permitted by the Act.

11.           Certificates.  Kelly L. Sutherland (an employee of Willkie Farr & Gallagher LLP, counsel to the Member), is hereby designated as an “authorized person”, within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Delaware Secretary of State.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an “authorized person” ceased, and the Board of Managers thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act.

12.           Dissolution.  The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:  (a) the written election of the Member, (b) the bankruptcy or dissolution of the Member or the occurrence of any other event that terminates the continued membership of the Member in the Company under the Act, or (c) the entry of a decree of judicial dissolution under the Act.

13.           Capital Contribution.  The Member has contributed $1,000.00 to the Company.

14.           Additional Contributions.  The Member is not required to make any additional capital contribution to the Company.

15.           Membership Percentage, The Member owns all of the issued and outstanding membership interests in the Company.

16.           Distributions.  Distributions shall be made to the Member at the times and in the aggregate amounts determined by Member.  All such distributions shall be made in accordance with the membership interests issued and outstanding.

17.           Assignments.  The Member may assign in whole or in part its limited liability company interest in the Company.

18.           Resignation.  The Member may not resign from the Company.

19.           Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Operating Agreement as of the day and year above written.

COMPANY:

VTRP MERGER SUB, LLC, a Delaware limited liability company

By:	/s/ T. Richard Riney
Name: T. Richard Riney
	Title:	Executive Vice President,
General Counsel and Corporate Secretary

MEMBER:

VENTAS, INC., a Delaware corporation

By:	/s/ T. Richard Riney
Name: T. Richard Riney
	Title:	Executive Vice President,
General Counsel and Corporate Secretary